UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 18, 2022

Date of Report (Date of earliest event reported)

HHG Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40820	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Commonwealth Lane #03-20, Singapore	149544
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6659 1335

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units	HHGCU	NASDAQ Capital Market
Ordinary Shares	HHGC	NASDAQ Capital Market
Warrants	HHGCW	NASDAQ Capital Market
Rights	HHGCR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2022, HHG Capital Corporation (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Golden Eagle Brokerage Limited (the “Broker”), a brokerage firm that holds of record an aggregate of 3,084,000 ordinary shares issued in the Company’s initial public offering (the “Public Shares”) that are beneficially owned by certain shareholders of the Company (the “Shareholders). Pursuant to the Letter Agreement, the Broker made representations on behalf of the Shareholders and agreed to enforce the covenants provided therein, including among other things, that (1) each Shareholder waives its rights as to its Public Shares to receive any portion of any extension payment deposited by the Company in connection with its extension through the end of the period it has to complete an initial business combination; and (2) each Shareholder agrees that it will not sell or transfer any of its Public Shares to any third party other than in connection with a redemption of their Public Shares, with certain limited exceptions.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter agreement (the “Letter Agreement”) with Golden Eagle Brokerage Limited dated August 18, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2022

HHG CAPITAL CORPORATION.

By:	/s/ Chee Shiong (Keith) Kok
Name:	Chee Shiong (Keith) Kok
Title:	Chief Executive Officer